Exhibit 5.1

Craig M. Fischer

Partner

Direct Dial: 716.848.1266

Direct Fax: 716.819.4771

cfischer@hodgsonruss.com

April 29, 2021

Columbus McKinnon Corporation

205 Crosspoint Parkway

Buffalo, New York 14068

Ladies and Gentlemen:

Re:	Registration Statement on Form S-1 (File No. 333-255375) and Registration Statement on Form S-1 filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (File No. 333- )

We have acted as counsel to Columbus McKinnon Corporation, a New York corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (File No. 333-255375) (as amended, the “Initial Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Securities Act (the “Rule 462(b) Registration Statement”). The Rule 462(b) Registration Statement relates to the registration of the sale by the Company of additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and, together with any additional shares of the Common Stock that may be issued and sold by the Company upon the exercise of the underwriters’ option to purchase additional shares, the “Additional Shares”).

The opinion set forth in this letter is based upon (1) our review of originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of (a) the Initial Registration Statement, (b) the Rule 462(b) Registration Statement, (c) the Company’s Restated Certificate of Incorporation, as amended, (d) the Company’s Sixth Amended and Restated By-laws, (e) the form of underwriting agreement between the Company and the representative on behalf of each of the several underwriters named in Schedule I thereto, included as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”), and (f) such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below (items 1(a) through 1(f) being collectively the “Reviewed Documents”) and (2) our review of such published sources of law as we have deemed necessary.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as the date made of each statement as to any factual matter contained in any of the Reviewed Documents, (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to us as a copy or retrieved from the Commission’s EDGAR database and the authenticity of the original of each of the Reviewed Documents submitted to us as a copy or retrieved from the Commission’s EDGAR database and (d) that, when issued in accordance with

The Guaranty Building, 140 Pearl Street, Suite 100 | Buffalo, New York 14202-4040 | 716.856.4000 | HodgsonRuss.com

Albany ◾ Buffalo ◾ New Jersey ◾ New York ◾ Palm Beach ◾ Rochester ◾ Saratoga Springs ◾ Toronto

Columbus McKinnon Corporation April 29, 2021 Page 2

the Underwriting Agreement, appropriate certificates complying with applicable law evidencing the Shares will be properly executed or the Shares will be uncertificated shares complying with applicable law.

Based upon the foregoing, it is our opinion that such Additional Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) due action of the Pricing Committee of the Board of Directors of the Company, and (ii) the due issuance of the Additional Shares against payment therefor in the manner described in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Rule 462(b) Registration Statement and to the reference to this firm under the heading “Legal matters” in the Rule 462(b) Registration Statement and the related prospectus included in the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

HODGSON RUSS LLP

By:	/s/ Craig M. Fischer
Craig M. Fischer